EXHIBIT 99.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
OF
VYYO INC.

In connection with the Quarterly Report of Vyyo Inc. (the “Company”) on Form 10-Q for the quarter ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Davidi Gilo, as Chief Executive Officer of the Company, and David Aber, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)  The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

/s/ DAVIDI GILO
Davidi Gilo Chief Executive Officer

November 4, 2002

/s/ DAVID ABER
David Aber Chief Financial Officer

November 4, 2002